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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


Compensation Committee of the Board of Directors
Input/Output, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-54394, No. 33-46386, No. 33-50620, No. 33-85304, No. 333-14321, No.
333-24125, No. 333-80299, and No. 333-80297) on Form S-8 of Input/Output, Inc.
of our report dated September 17, 1999, relating to the statements of net assets available for plan benefits of the Input/Output, Inc. Employee Stock Purchase Plan as of June 30, 1999 and 1998, and the related statements of changes in net assets available for plan benefits for the years ended June 30, 1999 and 1998 and the period from April 1, 1997 (date operations commenced) through June 30, 1997, which report appears in the Form 10-K/A-1 of Input/Output, Inc. for the fiscal year ended May 31, 1999.



                                             /s/  KPMG LLP
                                             -----------------------

Houston, Texas
October 28, 1999